UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 23, 2019 (May 22, 2019)

TRONOX HOLDINGS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	25 Bury Street, 3rd Floor
Stamford, Connecticut 06901	London SW1Y 2AL, England

 (Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	TROX	NYSE

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Annual General Meeting of Shareholders (the “Annual Meeting”) of Tronox Holdings plc (the “Company”) was held on May 22, 2019.

(b) At the Annual Meeting, shareholders voted in favor of (i) the election of the directors listed below; (ii) approving, on a non-binding advisory basis, the compensation of the Company’s named executive officers; (iii) the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; and (iv) approving, on a non-binding advisory basis, every one year as to the frequency of voting on the compensation paid to the Company’s named executive officers.

The final voting results for each of these proposals are as follows:

Proposal 1. Election of directors. To elect directors to terms expiring in 2020. This proposal received the required affirmative vote of holders of a majority of the votes cast and the directors were elected.

Nominee	Votes For	%	Votes Against	%	Abstain	%	Broker Non-Votes
Jeffry N. Quinn	141,525,383	97.06%	4,222,110	2.90%	63,909	.04%	9,428,724
Ilan Kaufthal	145,304,820	99.65%	418,073	0.29%	88,509	.06%	9,428,724
Mutlaq Al-Morished	138,874,655	95.24%	6,853,047	4.70%	83,700	.06%	9,428,724
Vanessa Guthrie	145,665,500	99.90%	120,043	0.08%	25,859	.02%	9,428,724
Andrew P. Hines	144,807,810	99.31%	928,734	0.64%	74,858	.05%	9,428,724
Wayne A. Hinman	145,022,190	99.46%	711,084	0.49%	78,128	.05%	9,428,724
Peter B. Johnston	136,124,840	93.36%	9,587,005	6.57%	99,557	.07%	9,428,724
Ginger M. Jones	145,040,516	99.47%	727,812	0.50%	43,074	.03%	9,428,724
Stephen Jones	145,595,968	99.85%	133,813	0.09%	81,621	.06%	9,428,724
Moazzam Khan	145,494,566	99.78%	228,010	0.16%	88,826	.06%	9,428,724
Sipho Nkosi	145,256,895	99.62%	479,587	0.33%	74,920	.05%	9,428,724

Proposal 2. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay”).  This proposal received the required affirmative vote of holders of a majority of the votes cast and was approved.

Votes For	%	Votes Against	%	Abstain	%	Broker Non-Votes
142,702,791	97.87%	2,992,646	2.05%	115,965	.08%	9,428,724

Proposal 3. To ratify the appointment of the Company’s independent registered public auditor. This proposal received the required affirmative vote of holders of a majority of the votes cast and was approved.

Votes For	%	Votes Against	%	Abstain	%	Broker Non-Votes
152,842,129	98.46%	2,329,683	1.50%	68,314	.04%	0

Proposal 4. To approve, on a non-binding advisory basis, the frequency of voting on the compensation paid to the Company’s named executive officers.  Shareholders approved, on a non-binding basis, every one year as to the frequency of future Say-on-Pay advisory votes.

1 Year	%	2 Years	%	3 Years	%	Abstain	%	Broker Non-Votes
139,045,550	96.13%	154,332	.11%	3,741,562	2.59%	1,693,983	1.17%	10,604,699

In light of the voting results with respect to the frequency with which the Company will hold a shareholder advisory vote on executive compensation, the Board has determined that the Company will hold an annual advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: May 23, 2019	By:	/s/ Jeffrey Neuman
		Name:	Jeffrey Neuman
		Title:	Senior Vice President, General Counsel and Secretary